UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1020

Louisville, Kentucky 40222

(Address of Principal Executive Offices)

502- 657-3500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Beacon Enterprise Solutions Group, Inc. (the “Company”) held its Annual Meeting of Stockholders on February 3, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected the three people listed below to serve as directors for a term of one year expiring at the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (2) ratified the appointment of Marcum LLP to serve as our independent registered public accounting firm for 2012,

1. Election of Directors.

The directors named below were elected to the board of directors, each to serve for a one year term and until their successors are duly elected and qualified:

	For	Withheld	Broker non- votes
Bruce Widener	8,629,017	3,101,885	12,756,423
J. Sherman Henderson, III	8,631,961	3,098,941	12,756,423
John D. Rhodes, III	8,631,961	3,098,941	12,756,423

2.	Ratification of the appointment of Marcum LLP as the Company's independent independent public accounting firm for fiscal year ending September 30, 2012.

For	Against	Broker non-votes/ Abstention
19,790,652	37,564	29,053

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: February 6, 2012	By:	/s/ S. Scott Fitzpatrick
S. Scott Fitzpatrick
Principal Financial Officer